EXHIBIT 10.13

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of June 28, 2006, by and among (i) China Media Networks International, Inc., a Nevada corporation (the “Company”); (ii) John Hallal and Patricia Jenkins (collectively, the “Founders”) and FP Associates, solely as to Section 2 below; and (iii) Vicis Capital Master Fund (“Vicis”), Midtown Partners & Co., LLC (“Midtown”) and Nite Capital L.P. (“Nite” and collectively with Vicis and Midtown, the “Investors”).

RECITALS

A. On December 30, 2005 OrthoSupply Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“OrthoSupply”), completed a reverse triangular merger pursuant to which CMNW Acquisition Corporation, a Nevada corporation and then a wholly-owed subsidiary of the Company, merged with and into OrthoSupply with OrthoSupply being the surviving entity (the “Reverse Merger”).

B. In connection with the Reverse Merger, on December 30, 2005 the parties hereto and others entered into that certain Investor Rights Agreement (the “Original Agreement”).

C. On May 3, 2006, the Company sold and issued to Vicis 300,000 shares of Common Stock, which shares were exchanged by Vicis as partial consideration in connection with the sale and issuance to Vicis of the Vicis Debenture (as defined below), and a convertible note in the principal amount of $300,000, which convertible note converted on the date hereof into a portion of the Vicis Debenture.

D. On or before the date hereof, (1) Thunderbird Global Corporation, Firle Trading S.A., Rehab Medical Holdings Inc. and The Mayflower Group sold to Vicis an aggregate of 1,694,419 shares of Common Stock, which shares were exchanged by Vicis as partial consideration in connection with the sale and issuance to Vicis of the Vicis Debenture, and warrants to purchase an aggregate 600,000 shares of Common Stock, (2) the Company and each of Vicis, Midtown and Nite entered into amendments to amend certain provisions of the warrants to purchase shares of Common Stock held by Vicis, Midtown and Nite, and (3) the Company sold and issued to Vicis (a) a Convertible Senior Secured Debenture in the aggregate principal amount of $2,000,000, convertible into shares of Common Stock at a conversion price per share of $0.207016 (the “Vicis Debenture”), (b) warrants to purchase an aggregate 8,000,000 shares of Common Stock, at an exercise price per share of $0.345, and (c) warrants to purchase an aggregate 8,000,000 shares of Common Stock, at an exercise price per share of $0.375 (the warrants in the foregoing clauses (b) and (c), the “Vicis New Warrants”).

E. Pursuant to Section 6.7 of the Original Agreement, any term of the

Original Agreement may be amended only with the written consent of the Company and the holders of a majority of the Registerable Securities (as defined in the Original Agreement) then outstanding.

F. The Company and each of Vicis, Midtown and Nite hereby desire to amend and restate the Original Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” means (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Company; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed ten percent (10%) of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); and (v) the issuance of shares of Common Stock upon conversion or exercise of the Vicis Debenture or the Vicis New Warrants.

“GAAP” means generally accepted accounting principles.

“Holder” means any Investor, any Founder, FP Associates or other stockholder of the Company owning or having the right to acquire Registrable Securities or any assignee thereof.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a Person referred to herein.

“Indebtedness” means, as applied to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified: (a) all debt and similar monetary obligations, whether direct or indirect, (b) all liabilities secured by any mortgage, pledge, security interest, Lien, charge, or other encumbrance existing on property owned or acquired subject thereto, irrespective of whether the liability secured thereby shall have been assumed, (c) all guarantees, endorsements, and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and (d) the obligation to reimburse the issuer in respect of any letter of credit.

“New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for such equity securities; provided, however, New Securities shall not include the Exempt Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(e)” means Rule 144(e) promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Company, including without limitation, OrthoSupply.

2.    Registration Rights.    The Company covenants and agrees as follows:

2.1    Registration Rights.

(a)    The Company hereby agrees to file, at its sole cost and expense, a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) (the “Registration Statement”) with the SEC no later than thirty (30) days after the date of this Agreement, registering the following securities issued by the Company: (i) all shares of Common Stock issued or issuable upon conversion of the Vicis Debenture; (ii) all shares of Common Stock issued or issuable upon exercise of the Vicis New Warrants; (iii) 60,000 shares of Common Stock which may be acquired by Vicis from The Baum Law Firm, (iv) all shares of Common Stock held by each of the Founders; and (v) 300,000 shares of Common Stock issued or issuable upon exercise of a warrant to purchase shares of Common Stock held by FP Associates (all of the foregoing, collectively, the “Registrable Securities”). The Company hereby agrees to use its best efforts to have the Registration Statement declared effective by the SEC within ninety (90) days after the date of filing; provided, however, if the Company receives a full review by the SEC, then the registration effective date may be extended by an additional thirty (30) days without penalties accruing pursuant to Section 2.1(c) below.

(b)    If the Company does not file the Registration Statement within thirty (30) days after the date of this Agreement, then the Company shall pay to Vicis, as liquidated damages, within five (5) calendar days after the end of each month in which the Company is in violation of this Section 2.1(b), an amount equal to one percent (1%) of the aggregate principal amount of the Vicis Debenture (pro-rated for any partial month in which the Company is in such violation), payable, at the election of the Company in cash or shares of Common Stock (at the then trading price of the Common Stock); provided, however, in no event shall the Company be obligated to make more than eight (8) monthly liquidated damages payments to Vicis under this Section 2.1(b).

(c)    If the Company’s Registration Statement is not declared effective by the SEC within ninety (90) days after the date of this Agreement (or one hundred twenty (120) days if extended, as provided in Section 2.1(a) above), then the Company shall pay to Vicis, as liquidated damages, within five (5) calendar days after the end of each month in which the Company is in violation of this Section 2.1(c), an amount equal to one percent (1%) of the aggregate principal amount of the Vicis Debenture (pro-rated for any partial month in which the Company is in such violation), payable, at the election of the Company in cash or shares of Common Stock (at the then trading price of the Common Stock); provided, however, in no event shall the Company be obligated to make more than eight (8) monthly liquidated damages payments to Vicis under this Section 2.1(c).

2.2    Obligations of the Company.    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until all Holders of Registrable Securities can sell such Registrable Securities without restriction within a one hundred eighty (180) day period;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)    furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them; and

(d)    use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.3    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.4    Delay of Registration.    No Holder shall have any right to obtain or seek

an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.5    Reports Under Exchange Act.    With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.6    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

2.7    No Trading in Common Stock until Certificate Received.    Each Holder hereby agrees that, unless the Holder has taken possession of the stock certificate for Common Stock, it or its Affiliates will not (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or indirectly dispose of Common Stock not yet received, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership for Common Stock not yet received.

3.    Restrictive Covenants.    At any time when Vicis holds any shares of Common Stock, without the written consent of the holders of fifty percent (50%) of the Registrable Securities then outstanding, the Company or its Affiliates shall not:

(a)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company, or incur any indebtedness or obligation, except trade payables incurred in the ordinary course or a debt facility used to finance delivery of product or the creation of accounts receivables (the “Permitted Debt”); provided, however, such Permitted Debt, in no event, shall exceed $3,000,000 in the aggregate;

(b)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for indebtedness permitted in Section 3(a) above;

(c)    enter into or be a party to (or permit any subsidiary to do any of the foregoing) any transaction with any director, officer, or employee of the Company or any Affiliate of any such Person, except for transactions contemplated by, or otherwise described in, this Agreement (including the Recitals hereto), or which occurred prior to the date of this Agreement;

(d)    change the principal business of the Company or, enter new lines of business, or exit the current line of business; provided, this provision does not prohibit the Company from entering into a new line of business within the medical supply industry; or

(e)    enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of related transactions, any significant assets, directly or through the sale of capital stock, whether now owned or hereafter acquired, or agree to or effect any asset acquisition or stock acquisition.

4.    Right of First Offer.

4.1    Right of First Refusal.    Subject to the terms and conditions specified in this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities on or prior to the date that is the two year anniversary of the date on which the Registration Statement is declared effective by the SEC, the Company shall first make an offering of such New Securities to each Investor in accordance with the following provisions of this Section 4.1. An Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners, members, and Affiliates in such proportions as it deems appropriate subject to any applicable securities laws limitations and subject to such Persons who acquire New Securities becoming a party to this Agreement.

(a)    The Company shall deliver a notice in accordance with the provisions of

Section 5.5 hereof (the “Offer Notice”) to each of the Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By written notification received by the Company, within ten (10) calendar days after mailing of the Offer Notice, each of the Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by such Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by all the Investors. The Company promptly shall inform in writing each Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which the Investors were entitled to subscribe but for which the Investors did not subscribe that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held then held, by all Fully-Exercising Investors who wish to purchase such unsubscribed shares.

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person(s) at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

5.    Miscellaneous.

5.1    Transfers, Successors, and Assigns; Joinder.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

5.3    Counterparts.    This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

5.4    Headings.    The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

5.5    Notices.    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the books and records of the Company. All notices to the Company shall be sent to:

China Media Networks International, Inc.

Attn: Brian Lesperance

237 Cedar Hill Street

Suite 4

Marlboro, MA 01752

5.6    Costs of Enforcement.    If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination, or waiver effected in accordance with this Section 5.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

5.8    Severability.    The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9    Aggregation of Stock.    All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.10    Delays or Omissions.    No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.11    Indemnification of Investors.    The Company agrees to indemnify and hold harmless each Investor who holds Registrable Securities from and against any losses, claims, damages or liabilities to which such Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: (a) any untrue statement of a material fact contained in any registration statement covering the Registrable Securities or the related prospectus; or (b) any inaccuracy of or breach by the Company of any of its representations and warranties in this Agreement or the failure by the Company to comply with any agreement or covenant contained in this Agreement or to fulfill any undertaking included in a registration statement covering the Registrable Securities or the related prospectus. The Company will reimburse each such Investor for any reasonable legal expense or other actual accountable and documented out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such loss, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in a registration statement or related prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of such registration statement, or any inaccuracy in representations made by such Investor in an investor questionnaire furnished by such Investor to the Company or the failure of such Investor to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to such Investor prior to the pertinent sale or sales by such Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make contribution to the payment and satisfaction of each such Investor in connection with any such loss, claim, damage or liability to the maximum extent that is permissible under applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY: CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	/S/ BRIAN LESPERANCE
Name: Brian Lesperance
Title: CEO

FOUNDERS:

/S/ JOHN HALLAL
John Hallal

/S/ PATRICIA JENKINS
Patricia Jenkins

FP ASSOCIATES: FP ASSOCIATES

By:	/S/ F.P. MAGLIOCHETTI
Name: F.P. Magliochetti
Title:

[Investors’ signatures appear on following page]

INVESTORS: VICIS CAPITAL MASTER FUND

By:	/s/ Shad Statney
Name:
Title:

MIDTOWN PARTNERS & CO., LLC

By:	/s/ Bruce Jordan
Name: Bruce Jordan
Title: President

NITE CAPITAL L.P.

By:	/s/ Keith Goodman
Name: Keith Goodman
Title: Manager of the General Partner